UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

 The Audit & Risk Management Committee (the "Audit Committee") of the Board of Directors of Irwin Financial Corporation (the "Corporation") determined on November 1, 2005 that the interim financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005 should no longer be relied upon and should be restated. The Audit Committee further determined on November 3, 2005 that the annual financial statements for the year ended December 31, 2004 included in the Corporation's Annual Report on Form 10-K should no longer be relied upon and should be restated. The Audit Committee has discussed the issues surrounding the restatement (which are described below) for such periods and the matters disclosed herein with the Corporation's independent accountants pursuant to 8-K Item 4.02(a).

For whole loan sales of certain home equity loans, the Corporation has entered into contracts that provide for incentive servicing fees (ISFs). Under ISF contracts, the Corporation receives cash payments from buyers of certain of its home equity loans if the Corporation's servicing of the sold loans meets specific performance targets. The Corporation has been accounting for ISFs as derivative instruments under Statement of Financial Accounting Standards No. 133 (SFAS 133). However, upon further consideration of the nature of incentive servicing fees and additional interpretive input, the Corporation believes ISFs should be treated as servicing assets under SFAS 140. As contingent payments, revenues from the ISFs will be accounted for on a "cash-received" basis.

The Corporation therefore intends to file its Report on Form 10-Q for the third quarter of fiscal 2005 under the new accounting treatment as soon as practicable. The Corporation also intends to file the restated financial statements for the first two quarters of fiscal 2005 and the year ended December 31, 2004 as soon as practicable. Stockholders and other investors should refer to the revised financial statements when they become available.

Using the SFAS 133 treatment, which will now be corrected, at June 30, 2005, the ISFs were carried on the balance sheet at $17.7 million and the Corporation had cumulatively booked $19.7 million in revenue, of which $2.0 million represented cash received and $17.7 million represented the estimated value of future cash flows at discount rates ranging from 20 to 40%. The Corporation will restate these numbers. The interim financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the first and second quarters of 2005 and the annual financial statements for the year ended December 31, 2004 included in the Corporation's Annual Report on Form 10-K should no longer be relied upon and will be restated to reverse mark-to-market gains recognized under the SFAS 133 treatment and instead, reflect revenues based on actual cash collections in those periods.

In light of the restatement of financial statements for full year 2004 and the first and second quarters of 2005, the Corporation will make other adjusting entries to move the recordation of unrelated items from the first quarter of 2005 to periods in 2004. These adjustments, which were considered immaterial prior to the restatement, will have the effect of further reducing 2005 net income, but will increase 2004 net income by an identical amount.

Under the prior SFAS 133 treatment, the Corporation capitalized the ISFs with dollar-for-dollar capital net of deferred tax liability. Therefore, the Corporation anticipates that the restatements will have limited effect on its regulatory capital ratios for any prior period.

Due to the restatement, the Corporation will review its system of internal controls over financial reporting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     c.) Exhibits
Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation issued November 4, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: November 4, 2005	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated November 4, 2005